DAVID E. COFFEY                        3651 LINDELL ROAD, SUITE I, LAS VEGAS, NEVADA 89103

CERTIFIED PUBLIC ACCOUNTANT                                                                (702) 871-3979

May 8, 2002

Dynasty International Corporation

Surrey, BC, Canada

    This letter will acknowledge my agreement to include or refer to the financial statements as ofDecember 31, 2001, which I have audited, in the filing of the Form SB-2 with the Securities and Exchange Commission.

Sincerely,

/s/ David Coffey CPA

David Coffey C. P. A.